Exhibit 99.1

Pharmacyclics, Inc. Rights Offering Oversubscribed

SUNNYVALE, Calif., Aug. 5 -- Pharmacyclics, Inc. (Nasdaq: PCYC) announced today the preliminary results of its rights offering to purchase up to 22,500,000 shares of the Company's common stock at a subscription price of $1.28 per share, which expired as of 5:00 p.m., EDT, on July 31, 2009. The Company increased the offering size on July 29, 2009 by 3,750,000 shares, from up to 18,750,000 shares to up to 22,500,000 shares.

The subscription agent has informed the Company that based on a preliminary tabulation, as of the close of the offering the Company had received valid subscriptions from approximately 375 participants for the purchase of in excess of the 22,500,000 shares offered. The total gross proceeds anticipated to be received is $28,800,000. Of the total shares subscribed for, 70,911 shares were subscribed for pursuant to notice of guaranteed delivery, which the Company expects to have completed on or before August 5, 2009. Participants in the offering include Federated Kaufmann Funds, Perceptive Advisors LLC, Quogue Capital LLC, Special Situations Life Sciences Fund and Suttonbrook Capital Management, among other institutional investors.

The offering was oversubscribed and the proration of available over-subscription shares will be made in accordance with the procedures described in the Prospectus. Any excess payment to be refunded by us to a participating rights holder will be mailed by the subscription agent as promptly as practicable.

The Company sold 22,500,000 shares of its common stock in this Offering. This will increase the number of total outstanding shares in the company to approximately 50,000,000 shares. Computershare, the subscription agent, will issue the shares purchased in this Rights Offering as soon as practicable.

"We are delighted with the results of our recent rights offering," said Bob Duggan, Chairman and Chief Executive Officer of Pharmacyclics. "The rights offering offered our stockholders an opportunity to participate in the future of this Company, which is developing what we believe are differentiated products in the areas of oncology and autoimmune diseases. With the announcement of today's offering, we have the capital to drive our programs forward, particularly PCI 32765, our novel BTK Inhibitor, and PCI 24783, our Factor VIIa Inhibitor, to several inflection points. We are committed to driving shareholder value and look forward to updating you on our progress as we continue to produce important clinical results in the future."

Subscription rights that were not exercised by July 31, 2009 have expired.

About Pharmacyclics

Pharmacyclics(®) is a clinical-stage biopharmaceutical company focused on developing and commercializing innovative small-molecule drugs for the treatment of immune mediated disease and cancer. The purpose of the company is to create a profitable business by generating income from products it develops, licenses and commercializes, either with one or several potential partners or alone as may best forward the economic interest of its stakeholders. The Company endeavors to create novel, patentable, differentiated products that have the potential to significantly improve the standard of care in the markets it serves. Presently, Pharmacyclics has four product candidates in clinical development and two product candidates in pre-clinical development. It is Pharmacyclics' business strategy to establish collaborations with large pharmaceutical and biotechnology companies for the purpose of generating present and future income in exchange for adding to their product pipelines. Pharmacyclics strives to generate collaborations that allow it to retain valuable territorial rights and simultaneously fast forward the clinical development and commercialization of its products. The Company is headquartered in Sunnyvale, California and is listed on NASDAQ under the symbol PCYC. To learn more about how Pharmacyclics advances science to improve human healthcare visit us at http://www.pharmacyclics.com.

NOTE: This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words "anticipate", "believe", "estimate", "expect", "expectation", "should", "would", "project", "plan", "predict", "intend" and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of the risk factors and other factors that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management's expectations or otherwise, except as may be required by law.

    Contact:
    Ramses Erdtmann
    Vice President of Finance
    Phone: 408-215-3325